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Exhibit 4.24

              Form of Amended and Restated Subordinated Note dated November 1, 1995 by Apparel America, Inc.

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             AMENDED AND RESTATED SUBORDINATED NOTE

$600,000                                           November 1, 1995
                                             New Haven, Connecticut

         FOR VALUE RECEIVED, APPAREL AMERICA, INC., a Delaware corporation (the "Maker"), hereby promises to pay to ALJAB Corp., a New York corporation, (the "Payee"), the principal sum of SIX HUNDRED THOUSAND DOLLARS ($ 600,000) in lawful money of the United States of America, with interest thereon as set forth herein. The principal amount hereof shall be payable as follows: (i) $50,000 on February 9, 1996, (ii) to the extent of up to 40% of "Excess Cash Flow" (as defined in the Credit Agreement referred to below), $50,000 on June 30, 1996 and $50,000 on June 30, 1997 and (iii) the
balance, and all accrued and unpaid interest thereon shall be paid in full to the Payee on June 30, 1998 (the "Maturity Date").

            1. NOTE. This Amended and Restated Subordinated Note (the "Note") supersedes and replaces that certain Amended and Restated Subordinated Note in the original principal amount of $1,000,000 dated December 15, 1993 (the "Prior Note") made by the
Maker to Braniff, Inc.    This Note is the "Braniff Subordinated
Note" referred to and as defined in the Fifth Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 31, 1994 among the Maker, Connecticut Development Authority, Binghamton Savings Bank and A.I. Associates, Inc. and Binghamton Savings Bank, as Agent.

            2. INTEREST. Interest shall accrue on the outstanding principal amount hereof at the simple interest rate of eight and one half percent (8 1/2%) per annum, and, shall be payable quarterly on each June 30, September 30, December 31 and March 31 (or next business day if not a business day) commencing March 31, 1996. An additional four percent (4%) shall accrue, on a simple interest basis, on the outstanding principal balance hereof and be payable on the Maturity Date.

            3. PREPAYMENTS. The Maker may prepay any interest on or principal of this Note at any time or from time to time to the extent permitted by its Senior Debt (as hereinafter defined).

            4. PLACE AND MANNER OF PAYMENT. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds, and, subject to the last sentence of this paragraph, shall be made to the Payee at the offices of the Maker, 1175 State Street, New Haven, Connecticut 06511, or to any subsequent address of the Maker. Payments shall be applied first to interest on and then to principal of this Note.

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            5.    SUBORDINATION.

                  (a)    NO PAYMENTS.    Notwithstanding any contrary
provisions of this Note or any other instruments or agreements now or hereafter evidencing or relating to the indebtedness hereunder (hereinafter sometimes referred to as the "Subordinated Debt"), the Maker covenants and agrees, and the Payee and each holder of this Note, by its acceptance of this Note (for purposes of this Section
5, "Payee" shall include any holder of this Note) likewise
covenants and agrees, for the benefit of the lenders, and the
Agent, party to the Credit Agreement and their respective
successors and assigns (collectively, the "Senior Creditor"), in order to induce the Senior Creditor to extend or continue financial accommodations to the Maker, that all Subordinated Debt shall be subject and subordinate in right of payment, in accordance with the provisions hereof, to the prior payment in full in cash of the Bank
Debt.     As used herein, "BANK DEBT" means, collectively, all
indebtedness of the Maker to the Senior Creditor under the Credit Agreement in respect of the Term Notes, including, without limitation, all principal, interest, fees and other amounts payable with respect thereto. Subject to the terms of Section 5(b) below, the Maker shall make no payment to the Payee of any Subordinated
Debt until the Bank Debt has been indefeasibly paid in full in cash PROVIDED, HOWEVER, that so long as there exists no payment default under the Bank Debt, the Maker may make interest payments of 8 1/2% of the outstanding principal amount as provided in Section 2 above, and may make the principal payments referred to in the first paragraph of this Note.

                  (b) PROCEEDING.    The Maker shall not make any
 payments or prepayments under or in respect of this Note in the event of (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding relative to the Maker or its creditors, as such, or all or any substantial portion of its assets, (ii) any liquidation, dissolution or other winding up of the Maker or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Maker ((i) through (iii), a "Proceeding"), and in the event of a Proceeding all Bank Debt shall first be paid in full in cash before the holders of Subordinated Debt shall be entitled to receive any payment or distribution of assets or securities of any kind or character (other than securities of the Maker (collectively, "Subordinated Securities") provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Subordinated Debt, to the prior payment in full in cash of all Bank Debt or any securities issued in exchange for Bank Debt under any such plan of reorganization or readjustment.

                  (c) NO SECURITY. The Maker hereby covenants and agrees that it has not and will not directly or indirectly or indirectly grant to the Payee any security interest in or lien upon

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any of its property, interest or assets as collateral security for this Note, and the Payee hereby likewise covenants and agrees by acceptance of this Note that this Note is not secured by an property, interest or assets of the Maker and that the Payee will not accept any collateral security to secure the Maker's obligations under this Note; PROVIDED THAT in the event the Maker makes a public offering of its common stock under the Securities Act, the Maker may grant to the holders of the Subordinated Debt, pari passu with the Secured Debt, a security interest in the proceeds of such public offering. The proviso above shall not be construed to permit the grant of any security interest to the holders of Subordinated Debt except in the instance provided above.

                  (d) DEFAULT UNDER SECURED DEBT. The Maker shall not make any payments under this Note in the event of the occurrence for any reason of a "Default" or "Event of Default" under the Credit Agreement (including, without limitation a default in the payment, whether regularly scheduled, at final maturity, upon acceleration, on the date fixed for any mandatory prepayment, or otherwise, of any Secured Debt) unless Senior Creditor shall have delivered to the Payee a written notice of waiver of the benefits of this sentence.

                  (e) TURNOVER. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Payee shall have received any payment or distribution under or in respect of this Note (i) before all Bank Debt shall have been indefeasibly paid in full in cash or (ii) otherwise not in accordance with this Section 5, then and in any such event, such payment or distribution shall be received and held in trust for the holders of Secured Debt and shall be forthwith paid over or delivered (duly endorsed, if appropriate) to the Agent under the Credit Agreement on behalf of the holders of Secured Debt remaining unpaid, to the extent necessary, to pay all Bank Debt in full in cash.

                  (f) NO IMPAIRMENT. Subject to the express terms and conditions of this Section 5, no right of any present or future holder of any Secured Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker, the Payee or any other Person, including, without limitation, any defect in the execution or delivery of any instrument or agreement creating, evidencing or relating to any Secured Debt, any renewal, extension, modification, amendment, compromise or release of any Secured Debt, any taking, release, surrender or enforcement of, or failure to enforce or perfect, any lien, collateral security or guaranty (or similar agreement) relating thereto, any settlement or compromise of any liability of the Maker or any application of any sums by whomsoever paid and howsoever realized to any liability of the Maker, by any invalidity, unenforceability, avoidance or subordination of any Secured Debt, by any election of the

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application of Section 1111 (b) (2) of the Bankruptcy Code, by any
borrowing or grant of a security interest by the Maker, as debtor-in-possession under Section 364 of the Bankruptcy Code, by the disallowance of any claim for repayment of any Secured Debt, by non-compliance by the Maker or the Payee with any provision of this
Section 5 regardless of any knowledge thereof which any holder of Secured Debt may have or with which any such holder may otherwise be charged or by any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or subordinated creditor. The payee will not, while any Secured Debt is outstanding, subordinate any Subordinated Debt to any debt other than Secured Debt.

                  (g) PROOF OF CLAIM. If the Payee does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Proceeding prior to fifteen
(15) days before the expiration of the time to file such claims or proofs or other documents or amendments thereof, then each holder of Secured Debt has the right (but not the obligation) to demand, sue for, collect, receive and receipt for the payments and distributions in respect of this Note which are required to be paid or delivered to the holders of Secured Debt as provided in this
Section 5, and to file and prove all claims therefor and to take all such other action in the name of the Payee, or otherwise, as any such holder of Secured Debt may determine to be necessary or appropriate for the enforcement of this Section 5.

                  (h) WAIVER OF NOTICE; NO REPRESENTATIONS.     By
acceptance of this Note, the Payee waives any and all notice of (i) the receipt and acceptance of the provisions of this Section 5 by Senior Creditor or any other present or future holders of Secured Debt or (ii) the creation, renewal, extension or modification of
any Secured Debt.    The Payee acknowledges that the holders of
Secured Debt have not made to the Payee, nor do they hereby or otherwise make to the Payee, any representations or warranties, express or implied, nor do they assume any liability to the Payee with respect to any event or condition.

                  (i) SCOPE OF PROHIBITION OF PAYMENT.      Any
 prohibition of payment pursuant to this Section 5 shall encompass any direct or indirect payment (whether in cash, property or securities or by way of set-off, counterclaim, or otherwise) of this Note, whether by the Maker, through any of its subsidiaries or other affiliates or otherwise.

                  (j) AMENDMENTS. No provision of this Section 5 may be amended, supplemented or waived in any respect, by course of dealing, orally or otherwise, except in a writing duly executed and delivered by each holder of Secured Debt at the time outstanding.

                  (k) POSTPETITION    INTEREST;     CERTAIN    CLAIMS.
 "Subordinated Debt" and "Secured Debt" shall each include (i)

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interest calculated during any Proceeding, whether or not the principal obligation is undersecured or oversecured or the interest obligation is deemed allowable or provable or interest is deemed to be accruing against Maker and (ii) any liability (in tort, contract, or otherwise) to the holder(s) of such Debt arising out of any claim for rescission of the purchase of such debt, any untrue statement of any fact or any omission to state any fact in connection with such Debt, or any other claims for monetary damages in connection with such Debt.

            6.    EVENTS OF DEFAULT AND REMEDIES.    If any of the
following Events of Default (each, an "Event of Default") shall occur:

                  (a) The Maker shall fail to make payment when due of any principal of or interest on this Note and such failure shall have continued for a period of ten (10) days after written notice by the Payee to the Maker that such payment is due and unpaid; or

                  (b) The Maker shall default under the Credit
Agreement, the Term Notes the maturity of the Bank Debt shall have been accelerated; or

                  (c) A Proceeding shall occur, or the maker shall take appropriate action for the purpose of commencing any Proceeding;

then, and so long as such Event of Default is continuing, the Payee may declare the entire unpaid principal of and unpaid interest on this Note immediately due and payable and exercise any other remedies the Payee may have at law, all of which shall be cumulative and not exclusive of any other remedy; PROVIDED HOWEVER, that the Payee hereby agrees by acceptance of this Note that it may not exercise any of its remedies until the Bank Debt has been indefeasibly paid in full in cash, unless Senior Creditor Shall have delivered to the Payee a written notice of waiver of the benefits of this sentence.

            7.    MISCELLANEOUS.

                  (a) Notices. Any notices, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered to each party at its address (or telecopies number) set forth below, or, as to each party, at such other address (or telecopier number) as shall be designated by such party by a prior notice to the other party in accordance with the terms of this Section:

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          If to:

                  (i) Maker to:

                  Apparel America, Inc
                  1175 State Street
                  New Haven, Connecticut 06501
                  Telecopy No.: (203) 772-2512
                  Attn: Nicholas La Rosa, President
                        Frederick D'Amato, Vice President

          If to:

                  (ii) Payee to:

                  ALJAB Corp.
                  2204 Acorn Drive
                  Vestal, New York 13820

                  (b) All notices hereunder shall be effective upon receipt.

                  (c) AMENDMENTS, WAIVERS. Subject to Section
5(1), this Notice may not be amended or waived except in a writing executed by the Maker, Payee and the Agent.

                  (d) BINDING EFFECT; ASSIGNMENT.    This Note
shall be binding upon the Maker and the successors of the Maker. This Note shall inure to the benefit of (i) the Payee and the successors and assigns of the Payee and each subsequent holder of this Note and (ii) the Senior Creditor and the successors and assigns of Senior Creditor and each subsequent holder of the Term Notes. The Maker may not assign any of its duties or liabilities under this Note.

                  (e) SUBSTITUTION OF NOTE. This Note is issued in substitution and replacement for the Prior Note, the Payee hereby agrees that no interest or principal is payable under the Prior Note and hereby irrevocably waives payment of all accrued and unpaid interest thereunder.

                  (f) GOVERNING LAW.     THIS NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF
LAWS.

                  (g) EXPENSES. Subject to the subordination provisions herein, The Maker hereby promises to pay to the Payee all costs of collection or enforcement of this Note, including, without limitation, any reasonable legal fees incurred in connection therewith.

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                  (h) JURISDICTION, SERVICE, WAIVERS, ETC. ANY
ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE MAKER HEREBY CONSENTING TO THE JURISDICTION THEREOF, AND SERVICE OF PROCESS MAY BE MADE UPON THE MAKER BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO THE MAKER, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED
FOR THE GIVING OF NOTICES UNDER THIS NOTE.       THE PAYEE, BY
ACCEPTANCE HEREOF, AND THE MAKER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. IN ANY ACTION TO ENFORCE THIS NOTE, THE PROVISIONS OF THIS NOTE (INCLUDING BUT NOT LIMITED TO SECTIONS 7(E)) SHALL, TO THE EXTENT PERMITTED BY LAW, PREVAIL NOTWITHSTANDING ANY PROVISION OF APPLICABLE LAW RESPECTING THE RECOVERY OF COSTS, DISBURSEMENTS AND ALLOWANCES TO THE CONTRARY.

                  (i) WAIVER OF JURY TRIAL.    THE PAYEE, BY
ACCEPTANCE HEREOF, AND THE MAKER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS NOTE.

                                  APPAREL AMERICA, INC.


                                  By: /s/ Jeffrey Koffman
                                      ------------------------
                                      Name: Jeffrey Koffman
                                      Title: President

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